EXHIBIT 99.2

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

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                                                                                 Quarters Ended
                                                         8/31/02     5/31/02      2/28/02    11/30/01     8/31/01     5/31/01
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  Income Statement
  Net Revenues                                            $1,347      $1,663       $1,606      $1,203      $1,628      $2,022
  Non-Interest Expenses:
     Compensation and Benefits                               687         848          819         615         830       1,032
     Nonpersonnel Expenses                                   391         379          347         345         363         365
  Net Income (a)                                             194         296          298         130         309         430
  Net Income Applicable to Common Stock                      183         285          262         119         298         369
  Earnings per Common Share (b)
     Basic                                                 $0.74       $1.16        $1.07       $0.49       $1.24       $1.51
     Diluted                                               $0.70       $1.08        $0.99       $0.46       $1.14       $1.38

  Financial Ratios (%)
  ----------------
  Return on Common Equity
    (annualized) (c)                                         8.9        14.1         13.4         6.3        16.2        20.6
  Return on Common Equity
      (annualized, excluding the special preferred
       dividends, where applicable) (d)                      8.9        14.1         14.6         6.3        16.2        23.4

  Pretax Operating Margin (e)                               20.0        26.2         27.4         9.6        26.7        30.9

  Compensation & Benefits/Net Revenues                      51.0        51.0         51.0        51.1        51.0        51.0

  Effective Tax Rate (f)                                    22.6        29.0         29.0      (24.4)        25.8        29.0

  Balance Sheet
  Total Assets                                          $267,000    $267,787     $260,061    $247,816    $243,337    $235,936
  Total Assets Excluding Matched Book (g)                162,000     173,671      168,850     164,538     156,393     152,890
  Common Stockholders' Equity                              8,209       8,206        7,948       7,759       7,411       7,279
  Total Stockholders' Equity + Preferred Securities
    Subject to   Mandatory Redemption                      9,619       9,616        9,358       9,169       8,821       8,689
  Total Capital (h)                                       48,402      46,259       47,343      47,470      48,157      46,425
  Net Leverage (i)                                         16.8x       18.1x        18.0x       17.9x       17.7x       17.6x
  Book Value per Common Share (j)                          33.49       33.22        32.47       31.81       30.83       29.93

  Other Data (#s)
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  Employees                                               12,980      12,694       12,851      13,090      13,281      12,426
  Common Stock Outstanding                           239,033,699 243,573,905  244,169,647 237,534,091 239,046,975 244,202,014
  Weighted Average Shares
     Basic                                           246,653,851 245,767,129  245,284,387 241,933,119 240,414,784 243,852,453
     Diluted                                         261,040,475 263,491,206  265,202,416 261,545,485 261,755,211 266,878,412

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  (a) Fourth quarter 2001 net income includes a $71 million after tax charge
      ($127 million pre-tax) for September 11th related write-offs and expenses, net.
  (b) The Company's September 11th charge recorded in the fourth quarter of 2001 resulted in a decrease to basic and fully diluted EPS of $0.30 and $0.27, respectively.
  (c) The Company's return on common equity was reduced by approximately 3.7% as a result of the September 11th charge recorded in the fourth quarter of 2001.
  (d) Return on common equity calculated using net income before adjusting for special preferred dividends of $25 million in the first quarter of 2002 and $50 million in the second quarter of 2001.
  (e) Pre-tax operating margin in the fourth quarter of 2001 was reduced by approximately 10.6% as a result of the September 11th charge.
  (f) The effective tax rate in the fourth quarter of 2001 excluding the special charge was 11.5%.
  (g) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
  (h) Total capital includes long-term debt, stockholders' equity and preferred securities subject to mandatory redemption.
  (i) Net leverage ratio is calculated by comparing total assets excluding matched book to total stockholders' equity and other preferred securities.
  (j) The book value per common share calculation includes restricted stock units granted under Lehman Stock Award Programs included in stockholders' equity.